SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.      )

 Filed by the Registrant {X}

 Filed by a Party other than the Registrant {   }

 Check the appropriate box:

 {  } Preliminary Proxy Statement
      {   } Confidential, For Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
 {  } Definitive Proxy Statement
 {  } Definitive Additional Materials
 {X}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              AMP INCORPORATED
                        ----------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)

 Payment of Filing  Fee (Check the appropriate box):

 {X}  No fee required.

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      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid.

 _____
 {  } Fee paid previously with preliminary materials.
 {  } Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:



 The following is the text of a radio advertisement first broadcast by AMP on October 2, 1998:


 Pennsylvania has committed more than 200 million dollars to bring a ship builder to Philadelphia and has made 70 million in tax dollars available for emerging companies.

 More than 500 million tax dollars are spent each year to attract jobs.

 The price of jobs is high.

 But, what if I told you that before the legislature right now is a proposal that would help keep thousands of jobs in Pennsylvania and would cost taxpayers NOTHING.

 That's right -- NOTHING.  Not one tax dollar.

 AMP Incorporated, one of the largest private employers in Central Pennsylvania, is simply asking the legislature for a level playing field and for time to fight off a hostile corporate takeover.

 We know what the state legislature spends to bring jobs to Pennsylvania, but what should they do to keep jobs here?

 They should vote for legislation to keep AMP in Pennsylvania.

 (ANNOUNCER: The preceding is not a solicitation of consent revocations. Participant information in such solicitation is on file with the Securities and Exchange Commission and may be obtained at AMP's website at www.amp.com.)